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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-37105, 333-44699, 333-60423, 333-65541, 333-84355, 333-90325,
333-31850, 333-35536, 333-35504, 333-31848, 333-35504, 333-35536, 333-40170,
333-45804, 333-52500, 333-55298, 333-59940, 333-68006 and 333-687444) of
Peregrine Systems, Inc. of our report dated January 18, 2001 relating to the consolidated financial statements of Remedy Corporation, which appears in this Current Report on Form 8-K of Peregrine Systems, Inc.


                                                      /s/ Ernst & Young LLP

Palo Alto, California
September 6, 2001